                                                                   EXHIBIT 10.10

                                                              FROM THE OFFICE OF
                                                         Heritage Place LLC. c/o
                                                        Ozzy Property Mgmt, Inc.
                                                         3 Dundee Office Pk, B05
                                                               Andover, MA 01810

                         STANDARD FORM COMMERCIAL LEASE

1. PARTIES                    LESSOR, which expression shall include Heritage
(fill in)                     Place, LLC, heirs, successors, and assigns where
                              the context so admits, does hereby lease to NxSTAGE Medical, Inc., 3 Highwood Drive Tewksbury,
                              MA 01876

2. PREMISES                   LESSEE, which expression shall include NxSTAGE
(fill in and include, if      Medical, Inc., successors, executors,
applicable, suite number,     administrators, and assigns where the context so
floor number, and square      admits, and the LESSEE hereby leases the following
feet)                         described premises:

                              Approximately 44,050 rentable square feet consisting of 43,050 rentable square feet on the fifth floor in Heritage Place, Lawrence, MA, of which 26,139 RSF is finished space and 16,911 RSF will be unfinished in accordance with Base Building descriptions below. Approximately 1,000 rentable square feet will be basement storage space. The leased premises are shown by cross-hatching on the plan of the building attached hereto as Exhibit "A" together with the right to use in common with others entitled thereto, the hallways, the stairways, and elevators necessary for access to said leased premises nearest thereto and the right to use a portion of the roof for HVAC installation and maintenance, provided that such use will not in any way interfere with the LESSOR's right to utilize the roof for other purposes including, but not limited to, leasing such roof area to wireless communications facilities.

                              together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

3. TERM                       The term of this lease shall be for five years
(fill in)                     commencing on see paragraph 52       and ending on

4. RENT                       The LESSEE shall pay to the LESSOR fixed rent at
(fill in)                     the rate of 422, 736 dollars per year, payable in
                              advance in monthly installments of $ 35, 228 subject to proration in the case of any partial calendar month. All rent shall be payable without offset or deduction.

                              continued in paragraph 33
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5. SECURITY DEPOSIT           Upon the execution of this lease, the LESSEE shall
 (fill in)                    pay to the LESSOR the amount of 450, 000 dollars,
                              which shall be held as a security for the LESSEE'S performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof.

                              continued in paragraph 47

6. RENT ADJUSTMENT            If in any tax year commencing with the fiscal year
                              2002 , the real estate taxes on the land and
                              buildings, of which the leased premises are a
   A.  TAX ESCALATION         part, are in excess of the amount of the real
      (fill in or delete)     estate taxes thereon for the fiscal year 2001
                              (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR,
                              14.68 per cent of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

   B.  OPERATING COST         The LESSEE shall pay to the LESSOR as additional
       ESCALATION             rent hereunder when and as designated by notice in
       (fill in or delete)    writing by LESSOR, 14.68 per cent of any increase
                              in operating expenses over those incurred during the calendar year 2001. Operating expenses are defined for the purposes of this agreement as all costs and expenses incurred by the LESSOR during any calendar year in connection with the operation and maintenance of the land and buildings of which the leased premises are a part, including without limitation insurance premiums, license fees, janitorial service, landscaping and snow removal, employee compensation and fringe benefits, equipment and materials, utility costs, repairs, maintenance and any capital expenditure
                              (reasonably amortized with interest) incurred in order to reduce other operating expenses or comply with any governmental requirement.

                              Continued in paragraph 48

                              This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

7. UTILITIES                  The LESSEE shall pay, as they become due, all
delete                        bills for electricity and other utilities (whether
"air conditioning"            they are used for furnishing heat or other
if not applicable             purposes) that are furnished to the leased
                              premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the leased premises exclusively. The

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                              LESSOR agrees to provide all other utility service
                              and to furnish reasonably hot and cold water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

                              LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to, the written consent of the LESSOR. continued in addendum paragraph 28

8. USE OF LEASED PREMISES     The LESSEE shall use the leased premises only for
(fill in)                     the purpose of professional office space,
                              laboratory, light manufacturing and warehouse space. except as provided for in paragraph 37

9. COMPLIANCE WITH LAWS       The LESSEE acknowledges that no trade or
                              occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Without limiting the generality of the foregoing (a) the LESSEE shall not bring or permit to be brought or kept in or on the leased premises or elsewhere on the LESSOR's property any hazardous, toxic, inflammable, combustible or explosive fluid, material, chemical or substance, including without limitation any item defined as hazardous pursuant to Chapter 21 E of the Massachusetts General Laws; and (b) the LESSEE shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the layout of the leased premises and any work performed by the LESSEE therein continued in paragraph 55

                                                                          Page 3
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10. FIRE INSURANCE            The LESSEE shall not permit any use of the leased
                              premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

                              with reasonable wear and tear,

11. MAINTENANCE               The LESSEE agrees to maintain the leased premises
                              in good condition, damage by fire and other
                              casualty only excepted, and whenever necessary, to
   A. LESSEE'S OBLIGATIONS    replace plate glass and other glass therein,
                              acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

   B. LESSOR'S OBLIGATIONS    The LESSOR agrees to maintain the structure of the
                              building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

12. ALTERATIONS - ADDITIONS   The LESSEE shall not make structural alterations
                              or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. continued in addendum paragraph 49

13. ASSIGNMENT                The LESSEE shall not assign or sublet the whole or
                              any part of the leased premises without LESSOR's prior written consent.

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SUBLEASING                    Notwithstanding such consent, LESSEE shall remain
                              liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14. SUBORDINATION             This lease shall be subject and subordinate to any
                              and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

                              continued in addendum paragraph 50

15. LESSOR'S ACCESS           The LESSOR or agents of the LESSOR may, at
                              reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

                              continued in addendum paragraph 56

16. INDEMNIFICATION AND       The LESSEE shall save the LESSOR harmless from all
LIABILITY                     loss and damage occasioned by anything occurring
(fill in)                     on the leased premises unless caused by the
                              negligence or misconduct of the LESSOR, and from all loss and damage wherever occurring occasioned by any omission, fault, neglect or other misconduct of the LESSEE. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR' S responsibility.

17. LESSEE'S LIABILITY        The LESSEE shall maintain with respect to the
INSURANCE                     leased premises and the property of which the
(fill in)                     leased premises are a part comprehensive public
                              liability insurance in the amount of $1,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance

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                              certificates shall provide that such policies
                              shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

18. FIRE, CASUALTY - EMINENT  Should a substantial portion of the leased
DOMAIN premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                              (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

                              (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

                              The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

19. DEFAULT AND BANKRUPTCY    In the event that:
(fill in)

                              (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

                              (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or (continued in addendum paragraph 51)

                              (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

                              then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE

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                              shall default, after reasonable notice thereof, in
                              the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE                    Any notice from the LESSOR to the LESSEE relating
(fill in)                     to the leased premises or to the occupancy
                              thereof, shall be deemed duly served if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at Heritage Place, LLC c/of Ozzy Property Management, Inc., 3 Dundee

                              Office Park, Suite B05, Andover, MA 01810

21. SURRENDER                 The LESSEE shall at the expiration or other
                              termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such

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                              property.

22. CONDITION OF              in paragraph 32 of the addendum & on Exhibits B&C
PREMISES                      attached hereto

                              Except as may be otherwise expressly set forth herein, the LESSEE shall accept the leased premises "as is" in their condition as of the commencement of the term of this lease, and the LESSOR shall be obligated to perform no work whatsoever in order to prepare the leased premises for occupancy by the LESSEE.

23. FORCE MAJEURE             In the event that the LESSOR is prevented or
                              delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of the LESSOR, the LESSOR shall not be liable to the LESSEE therefor nor, except as expressly otherwise provided in case of casualty or taking, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the LESSEE that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

24. LIABILITY OF OWNER        No owner of the property of which the leased
                              premises are a part shall be liable hereunder except for breaches of the LESSOR's obligations occurring during the period of such ownership. The obligations of the LESSOR shall be binding upon the LESSOR's interest in said property, but not upon other assets of the LESSOR, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of the LESSOR shall be personally liable for performance of the LESSOR's obligations hereunder.

25. OTHER PROVISIONS          It is also understood and agreed that

                              The addendum attached hereto is hereby
                              incorporated by reference into this lease.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 17th day of October, 2000

/s/ Jeffrey H. Burbank                          /s/ Orit Goldstien

                                                LESSOR    Heritage Place, LLC

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LESSEE                                                       Member

_________________________________             ________________________________
LESSEE                                        LESSOR

                      _________________________________
                      BROKERS

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                      STANDARD ADDENDUM TO COMMERCIAL LEASE
                               FOR HERITAGE PLACE

26. UTILITIES. The terms and provisions as set forth in this Paragraph 28 are intended to be incorporated by reference into Paragraph 7 of the Lease. LESSEE shall arrange and be solely responsible for janitorial, cleaning and security services on the leased premises. LESSEE shall provide and pay for it's own telephone and/or cable services. LESSOR acknowledges and agrees that LESSEE may need to install additional ventilating and other air treatment systems within the leased premises or as allowed on the roof under P 2 above in connection with the construction by LESSEE of a "clean room" within the leased premises. LESSOR hereby pre-approves and consents to such installation if such additional systems are deemed necessary by LESSEE provided that such use shall not interfere with any other tenants right to peaceable use and occupation of their own units.

27. COMPLIANCE WITH LAWS. LESSEE acknowledges and agrees that LESSOR has made no representation or warranty as to the compliance of LESSEE's proposed use of the leased premises (as described in Section 8 of the Lease) with any zoning or other approvals required by governmental authorities in connection with LESSEE's specific use of the leased premises shall be obtained by LESSEE at LESSEE's sole cost and expense. After initial construction to be completed by LESSOR meeting all applicable codes and unless such work is initiated at the request of LESSOR or other tenants in the building, LESSEE shall be solely responsible for correcting any failure to comply with any requirements of the Americans with Disabilities Act or the regulations of the Massachusetts Architectural Access Board, which failure is result of LESSEE's particular use (including without limitation any use which shall result in the characterization of the leased premises as a "public accommodation" or "place of public accommodation") of the leased premises for other than professional office uses as permitted under section 8 of this Lease.

28. OPTION TO EXTEND ON TENANCY-AT-WILL BASIS. Provided that this Lease is then in full force and effect and provided that LESSEE is not then in default hereunder, the parties may extend this Lease on 30-day tenancy-at-will basis, upon all the terms, conditions and provisions of this Lease at the expiration of the term, as the same may be extended as herein provided. If the parties elect to so extend the term of this Lease, either party may thereafter terminate the tenancy-at-will, with or without cause by thirty (30) days' written notice to the other party.

29. BROKERS. LESSOR and LESSEE warrant and represent to each other that no agent or broker was involved on their behalf in the negotiation or consummation of this lease (other than CRF Partners and Auburndale Realty whose commissions shall be paid by LESSOR upon lease commencement). LESSOR and LESSEE each agree to indemnify and hold harmless the other from any and all claims, brokerage commissions or fees arising out of any communications or negotiations between LESSOR or LESSEE, as the case may be, and any broker or agent regarding the leased premises or consummation of this Lease (other than that commission identified in this Section 31).

30. PREMISES "AS IS". LESSEE acknowledges that it has inspected the leased premises and agreed to accept the leased premised in their "AS IS" condition, subject only to those

                                                                         Page 10
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improvements or alterations identified on Exhibit B and Exhibit C attached hereto, and incorporated into this Lease and described in Section 49 hereof.

31. RENT. LESSEE shall pay the rent described in Section 4 on the first of each month, without set off, abatement or reduction. Any payment of rent received by LESSOR more than ten days after the same is due shall be subject to an administrative charge of 5% of the amount of such overdue payment. Payments of rent made more than fifteen days after the date due shall incur an additional charge of 1% per month until the same is paid in full. LESSEE and LESSOR agree that the rent as set forth in Section 4 shall be effective for a period of one year from the commencement date of the term of this Lease (as set forth in Section 3), and shall be subject to annual increases as follows, such increases to become effective on the respective anniversary of the commencement date of the term of this lease:

Year 2:     $444,262.50      per year;      $37,022.00       per month

Year 3:     $465,787.50      per year;      $38,816.00       per month

Year 4:     $487,312.50      per year;      $40,609.00       per month

Year 5:     $508,837.50      per year;      $42,403.00       per month

Notwithstanding the foregoing, LESSOR agrees that the rent increases set forth above for Lease Years 4 and 5 shall be subject to and shall not be effective until completion of Lessor's improvements to the land and the building specified on Exhibit E hereof.

32. PARTNERSHIP. If LESSEE is a partnership, then LESSEE and LESSOR agree that:
(a) the liability of each of the parties comprising LESSEE shall be joint and several; (b) each of the parties comprising lessee hereby consents and agrees to be bound by any written instrument executed by any one of such parties comprising LESSEE which may hereafter be executed which modifies or discharges this Lease; (c) any bills, notices, or other communications given or rendered to LESSEE or any of the parties comprising LESSEE shall be deemed given or rendered to LESSEE and to all such parties and shall be binding upon LESSEE and all such parties; (d) if LESSEE shall admit new partners, all of such new partners shall, by their admission to LESSEE, be deemed to have assumed performance of all of the terms, covenants and conditions of the Lease on LESSEE's part to be observed and performed; (e) LESSEE shall give prompt notice to LESSOR of the admission of any such new partners, and upon demand of LESSOR, shall cause each such new partner to execute and deliver to LESSOR an agreement in form satisfactory to LESSOR evidencing such new partner's assumption of the obligations described in
(d) above.

33. PARKING. LESSEE shall be entitled to parking spaces, 3 per 1,000 square feet of finished rentable space. At the beginning of the lease term, this represents 78 spaces. LESSEE's right to utilize such parking spaces shall be on a nonexclusive and unassigned basis. Per the provisions of Section 12 herein, Lessee will notify Lessor of the completion of any non-finished space, upon which Lessor will insure additional parking spaces are allotted and available within the terms set forth above.

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

34. ALTERATIONS. In addition to LESSEE's obligations under Section 21, LESSEE shall, if requested in writing by LESSOR at the time of Lessor's grant of consent to such alterations or improvements, prior to the expiration or earlier termination of this Lease, remove alterations or improvements made by LESSEE to the leased premises, repair any damage resulting from such removal, and restore the leased premises to the conditions in which it existed prior to such alteration (except for ordinary wear and tear). Such removal shall be conditioned upon LESSEE not being in default under the terms and conditions of the Lease at the time of such removal and, further, contingent upon LESSEE providing LESSOR with satisfactory assurances of LESSEE's ability to indemnify LESSOR for any cost or expense incurred by LESSOR including, but not limited to, repair of damages resulting from such removal. Such evidence may include, at LESSOR's discretion, the posting of an additional security deposit.

35. HAZARDOUS MATERIALS. (I) LESSEE shall not keep in the leased premises any inflammable fluids or chemicals, or permit the emission from the leased premises of any objectionable noise or odor; nor dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the sewage or other waste disposal system serving the leased premises or the building; nor generate, store, use or dispose of hazardous or toxic substances in or on the leased premises, the building or the office park in which they are located except as specifically allowed under the terms and conditions hereof, and, in any event, at all times in conformance with applicable laws, regulations, and ordinances. LESSEE shall indemnify, defend and hold harmless LESSOR from and against any damages, suits, costs or expenses resulting from LESSEE's failure to comply with the covenants contained in this Section 37. For the purposes of the covenants contained herein this Section 37, LESSEE is intended and does specifically include all of LESSEE'S agents, employees, licensees, invitees, guests entering onto the leased premises or anywhere within Heritage Place. "Hazardous substances" and "toxic substances" as used herein shall have the same meanings as defined and used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9061 et seq., in the Hazardous Material Transportation Act, 49 U.S.C. 1802; in the Toxic Substances Act, 15 U.S.C. 2601 et seq.; in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6921 et seq.; in the Massachusetts Hazardous Waste Management Act, as amended; in Massachusetts General Laws Chapter 21; in Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended; in the regulations adopted and publications promulgated pursuant to said Acts; and in any other applicable laws, rules, regulations and orders.

(II) Notwithstanding the aforementioned, LESSEE has specifically requested that it be allowed to use the Premises for certain activities which involve the use of various chemicals, as more fully set forth on Exhibit F hereto. LESSOR, being unfamiliar with said chemicals, has solely entered into this Lease Agreement based upon LESSEE's obligation herein to obtain the consent and approval of an environmental engineer for purposes of use of said chemicals within the leased premises. LESSEE shall submit the list, attached hereto as Exhibit F, to an environmental engineer as set out on Exhibit G hereto. LESSEE may retain any other licensed and reputable environmental engineering, subject to LESSOR's reasonable consent, which shall not be unreasonably withheld, conditioned or delayed. Said environmental engineer shall review the chemicals and processes to make a determination as to whether or not the use thereof within the leased premises would violate section (1), Paragraph 37, of this Lease Agreement. If the environmental engineer finds a violation, which remains unremedied beyond any applicable cure periods, then based upon the recommendations of the environmental engineer, LESSOR shall have the option to:

      (a) Require LESSEE to immediately cease the activity which constitutes such violation,

      (b) require LESSEE to install such devices or other protective measures as may be recommended by the environmental engineer (including but not limited to devices which would deal directly with the chemicals as well as with respect to any odors or fumes produced thereby) prior to commencing its occupancy, or

      (c)   allow the LESSEE to commence its occupancy as contemplated herein.

The review to be conducted by the environmental engineer, as well as any and all remediation as advised, shall be conducted prior to the LESSEE's occupancy hereunder. To the extent of any change of circumstances whatsoever relating to the chemicals, processes, or other environmental conditions, LESSOR shall have the right to require an updated environmental review. All such review and remediation shall be at LESSEE's sole cost and expense. It shall be LESSEE's affirmative obligation to immediately notify LESSOR prior to any proposed change in chemicals and/or processes, which change shall immediately necessitate a review by the environmental engineer, at LESSEE's sole cost and expense, and subject to the provisions hereof.

36. CERTIFICATES. LESSEE agrees to execute and deliver to LESSOR, within five days of LESSOR's request therefore, an estoppels certificate in the form requested by LESSOR attesting to the status of rent payments, security deposits held by LESSOR, the continued effectiveness and enforceability of the Lease, and the absence of any defaults on the part of LESSOR (or indicating the nature of any defaults known to LESSEE), and such other matters relating to this lease or the leased premises as LESSOR may reasonably request.

37. RESERVED RIGHTS. LESSOR shall have the right to place in the leased premises (but in such manner as to reduce to a minimum interference with LESSEE's use of the leased premises), utility lines, equipment, stacks, shafts, pipes, conduits, ducts and the like.

38. MASTER KEY SYSTEM. All exterior doors will be part of Heritage Place Master Key System.

39. SIGNAGE. Lessor will provide the same signage to Lessee as it has to other tenants located within Heritage Place.

40. LESSOR BUILDOUT. Refer to Exhibit "B" and Exhibit "C".

41. ASSIGNMENT AND SUBLETTING. Notwithstanding the provisions of Section 13 herein, LESSEE may assign or sublease the whole or any part of the leased premises without the consent of LESSOR, provided that such assignment or sublease is to a wholly-owned subsidiary or affiliate of LESSEE whose use of the leased premises is consistent with the terms of Paragraph 8 herein. Otherwise, LESSEE may assign or sublease the whole or any part of the leased premises only with the prior written consent of the LESSOR, which consent shall not be unreasonably withheld or delayed, provided the assignee's or sublessee's use of the leased premises is consistent with typical office building use and zoning requirements for the Building. LESSEE shall have the right to retain the profits, if any, derived from any assignment or sublease.

42. RENEWAL OPTION.

      a) Provided that, at the time of such exercise, (I) this lease is in full force and effect and LESSEE continues to occupy the leased premises and (ii) LESSEE is not then in default hereunder, LESSEE shall have the right and option to extend the Term of the lease for one (1) extended term (the "Extended Term" ) of five (5) years by giving written notice to LESSOR not later than six (6) months nor earlier than twelve (12) months prior to the expiration date of the original Term. The effective giving of such notice of extension by LESSEE shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that LESSEE fails timely to give such notice to LESSOR, this Lease shall automatically terminate at the end or the original Term and LESSEE shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of such Extended Term. The Extended Term shall be on all the terms and conditions of the Lease, except:
            (I) during the Extended Term, LESSEE shall have no further option to extend the Term and (ii) the Rent for the Extended Term shall be the Fair Market Rental Value of the leased premises as of the commencement of the Extended Term in question, taking into account all relevant factors, determined pursuant to paragraph (b) below, but in no event shall the Rent for the Extended Term be less than the Rent payable with respect to the last twelve (12) months of the original Term.

      b) Promptly after receiving LESSEE's notice extending the Term of this Lease pursuant to paragraph (a) above, LESSOR shall provide LESSEE with LESSOR's good faith estimate of the Fair Market Rental Value of the leased premises for the Extended Term based upon rents being paid by tenants renewing leases in the area in which the Property is located. If LESSEE is unwilling to accept LESSOR's estimate of the Fair Market Rental Value as set forth in LESSOR's notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by LESSOR, then Lessee shall have the right to rescind its notice extending the Term and the Lease Term shall expire in accordance the terms hereof. If Lessee does not exercise such right of rescission, then LESSOR and LESSEE shall, not later than thirty (30) days after the expiration of the aforesaid thirty (30) day period, each retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing commercial real estate in the greater Lawrence area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her determination of the Fair Market Rental Value for such Extended Term. LESSOR and LESSEE shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within thirty (30) days after LESSEE receives LESSOR'S notice, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time, but LESSOR and LESSEE cannot within ten (10) days agree upon the Fair Market Rental Value, then LESSOR and- LESSEE shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the Fair Market Rental Value for such Extended Term. If LESSOR and LESSEE cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. LESSOR and LESSEE shall each promptly submit to the Final Professional a copy of their respective real estate professional's determination of the Fair Market Rental Value for such Extended Term. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Fair Market Rental Value for such Extended Term which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to LESSOR and LESSEE and such decision shall be final and binding upon LESSOR and LESSEE, provided, however, in no event shall the Fair Market Rental Value be less than the annual Rent in effect immediately preceding such Extended Term. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the parties shall each pay one-half of the fees and expenses of the Final Professional.

43. BUILDING SECURITY. LESSOR shall provide security services in the common areas of the Building and parking areas from 1:00 p.m. to 10:00 p.m. ("guard hours") on regular business days. Before and after guard hours on business days, access to security services shall be provided to LESSEE upon telephonic request to a security number provided by LESSOR, whereupon LESSOR's security service shall respond to the premises within a reasonable period of time to provide escort to the parking lot or to respond to other security concerns. LESSOR shall have no obligation to provide security on weekends or holidays. LESSEE shall be solely responsible for all security systems within the leased premises.

44. FINANCIAL STATEMENTS. No more than twice per year, LESSOR may request updated and audited financial statements and business plans from LESSEE. LESSEE shall provide said documents within ten (10) business days.

45. SECURITY DEPOSIT. LESSEE acknowledges and agrees to pay the sum of $450,000.00 as a security deposit for its performance under the terns and provisions hereof. Such amount shall be held at Andover Bank, or such other bank as LESSOR sees fit, in an interest bearing account, for the benefit of LESSEE (LESSEE's taxpayer identification number is 04-3454702). Commencing on January 01, 2003, or at any time thereafter, if and to the extent that LESSEE can show pretax profit for two consecutive calendar quarters, based upon financial statements audited by Arthur Anderson, then on a month to month basis, LESSOR shall, and LESSEE authorizes LESSOR to, apply the security deposit directly to rent and additional rent accruing under the terms and provisions of the Lease. LESSOR shall have no obligation to apply the security deposit to the rent or additional rent at any time when there exists an event of default beyond applicable cure periods. Further, in the event that LESSEE has previously committed material defaults under the Lease such that LESSOR has resorted to commencement of litigation or other eviction proceedings, then LESSOR's obligation to apply the security deposit hereunder shall be terminated. In the absence of any prior default, LESSOR's obligation to apply the security deposit hereunder, including any interest which may have accrued to LESSEE's benefit, shall continue until such time as the balance remaining in the security deposit account equals the last month's rent, or $42,403.00. At such time, LESSOR shall be entitled to close the security deposit account, and transfer the balance thereof to LESSOR's general operating accounts, continue to carry such amount on it books and records, and shall be entitled to commingle such finds.

46. CONTINUED FROM P 6 SECTION B, OPERATING COST ESCALATION. Operating expenses shall not include any costs incurred in connection with Lessor's rehabilitation of the building and improvements at Heritage Place or Lessor's performance of Base Building work in the premises or the building; Lessee shall have the right to examine and audit Lessor's books and records establishing operating expenses. An audit shall consist of review of on site documents evidencing expenses incurred relating to operations, and no other records. In addition, prior to disclosing any such information, the LESSEE shall agree to be bound by a confidentiality agreement recognizing that the information may not be disclosed to any other party.

47. CONTINUED FROM P 12. ALTERATIONS-ADDITIONS. Notwithstanding the foregoing, or anything contained herein to the contrary, all articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Lessee solely at its expense in the leased premises, including without limitation Lessee's warehouse racking system, but excluding HVAC, lighting, electrical and plumbing, shall remain the property of the Lessee and may be removed by Lessee at any time prior to the expiration or earlier termination of this lease, provided that Lessee, at its expense, shall repair any damage to the building caused by such removal. In addition, at any time at which the LESSEE is in default under the Lease, they shall not be entitled to remove any of the above items without LESSOR's consent which may be withheld pending satisfactory evidence of LESSEE's ability to restore premises to its original condition..

48. CONTINUED FROM P 14, SUBORDINATION. Provided that the Mortgagee shall agree to enter into non-disturbance and attornment agreements, simultaneous with the subordination agreement, upon conventional terms and provisions which are standard for such Mortgagee.

49. CONTINUED FROM P 19 SECTION B, DEFAULT AND BANKRUPTCY. [, if such default cannot reasonably be corrected within such 30 days, if Lessee does not commence correction within such 30 days and diligently prosecute same to completion, but in any event no more than ninety (90) days, or]

50. COMMENCEMENT DATE. The Commencement Date shall be the last to occur of [February 15, 2000] or the day following the Substantial Completion Date. For purposes of this Lease, the Substantial Date shall be

      (i) the first day as of which Lessor's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Lessee's use of the premises (i.e. so-called "punch list" items),

      (ii)  Lessee has been given notice thereof, and,

      (iii) Lessee has been afforded an opportunity to walk through the building to inspect Lessor's Work and has received certification from Lessor's architect that Lessor's Work has been completed in accordance with the plans and specifications referenced on Exhibit B attached hereto and the Base Building requirements referenced on Exhibit C attached hereto.

      (iv) LESSOR has secured a Certificate of Occupancy for and on behalf of LESSEE. Further to the extent that the Certificate of Occupancy is withheld for any of LESSEE's work as shown on Exhibit B, LESSOR shall be deemed to have satisfied this provision.

Regardless of the requirements set forth in (i) - (iv) above, LESSEE recognizes that certain work to be performed by LESSOR, as identified as LESSOR's Work herein or otherwise, will require certain cooperation by LESSEE. In addition, LESSEE acknowledges and agrees that it is performing certain work, identified as LESSEE's Work and as more fully set forth on Exhibit B hereto. In cooperating with LESSOR's Work and performing LESSEE's Work hereunder, LESSEE agrees to promptly and diligently perform all of its obligations in a commercially reasonable manner, and to take any and all steps as may be necessary to ensure that LESSEE's failure to perform the same does not in any way interfere with LESSOR's ability to complete LESSOR's Work hereunder or to obtain the Certificate of Occupancy. In the event that LESSEE fails to perform hereunder, any and all delays caused as a result thereof, shall automatically provide LESSOR with an extension of the Construction Deadline and any and all deadlines hereunder this Lease for a duration equal to LESSEE's delay. Where LESSEE's default hereunder results in delays to LESSOR's ability to substantially complete LESSOR's Work, or, to obtain the Certificate of Occupancy, the Substantial Completion Date shall be deemed to be five (5) business days from the date that LESSOR could have satisfied subparagraph (i) above had LESSEE not defaulted hereunder. In addition, LESSEE's failure to perform hereunder, in a prompt and diligent manner, shall also constitute a material default under the terms and conditions of the Lease.

Lessor shall complete as soon as conditions permit all "punch list" items, and Lessee shall afford Lessor access to the premises for such purposes. Promptly upon the occurrence of the Commencement Date, Lessor and Lessee shall execute a letter substantially in the form attached hereto as Exhibit D, but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined. If the Substantial Completion Date has not occurred by February 15, 2001 (the "Construction Deadline"), Lessee shall have the right to terminate this Lease by giving notice to Lessor not later than thirty (30) days after the Construction Deadline of Lessee's election so to do, and Lessor shall have 30 days to cure such default. Failing which, this Lease shall cease and come to an end without further liability or obligation on the part of either parting after the giving of such notice, except Lessor's obligation to immediately rebate in full any security deposit delivered to Lessor by Lessee as provided for herein. Such right of termination shall be Lessee's sole and exclusive remedy at law or in equity for Lessor's failure so to complete such Lessor's Work on or before the Construction Deadline. The Construction Deadline shall automatically be extended for the period of any delays caused by Force Majeure or for any delay caused by Lessee.

51. TERM. The Term of this Lease shall commence on the Commencement Date and expire at the close of the day immediately preceding the fifth (5th) anniversary of the Commencement Date, except that if the Commencement Date is other than the first day of a calendar month, the expiration of the term shall be at the close of the last day of the calendar month in which such anniversary falls. The Term shall include any extension thereof that is expressly provided for by this Lease and that is affected strictly in accordance with this Lease.

52. LESSOR'S WORK. Lessor, at its sole cost and expense, shall perform the Tenant Leasehold Improvements and the Base Building Work specified on Exhibits B and C attached hereto. Lessor agrees to reasonably cooperate with Lessee to allow Lessee to enter the premises and install Lessee's fixtures, equipment and furnishings prior to the Commencement Date and during the performance of the Lessor's Work, provided, however that such entry and installation by Lessee shall not materially and unreasonably interfere with the performance of Lessor's Work. Lessee shall give Lessor notice, not later than six months after the Commencement Date, of any respects in which Lessor has not performed Lessor's Work fully, properly and in accordance with the terms of this Lease and Lessor shall remedy same within thirty (30) days after receipt of such notice. To the extent such default can not be remedied within thirty (30) days, Lessor shall be provided a commercially reasonable period of time, so long as Lessor continues to diligently pursue such remedy.

53. CONTINUED FROM P 9. SECTION (B). after initial construction to be completed by LESSOR meeting all applicable codes and unless such work is initiated at the request of LESSOR or other tenants in the Building.

54. CONTINUED FROM P 15. LINE ONE. AFTER "TIMES". and except in the case of emergency with reasonable notice and with minimal interference with LESSEE's business operations.

The parties hereto acknowledge the inclusion of the Addendum into the Lease.

/s/ Jeffrey H. Burbank                   /s/ Orit Goldstien
--------------------------------         ------------------------------------
Lessee                                   Heritage Place, LLC
                                         Lessor

                                    EXHIBIT B

Buildout not to exceed construction estimate by Dowgiert Construction. The buildout for NxSTAGE Medical, Inc. includes all specifications created by GSD Associates dated August 10, 2000. Specific references to the following special rooms will be built out as follows:

Clean Room:             Walls will be dry-walled on exterior with foil back
                        drywall. Power feed will also be installed to this area.
                        Any additional work required in the clean rooms will be handled by MI Systems and is not included in this price.

Tech Lab:               To be built out to standard office finish. Standard sink
                        and plumbing is included.

Wash Room:              Built to same specifications as Clean Room. Plumbing and
                        automatic hand washing is included.

All cabinets will be standard wood or laminate type (not custom made) with post form laminate tops. No cages, furniture, or special equipment specifically needed by NxSTAGE are included unless shown on the above-mentioned plan such as compressor, sinks, and emergency eye wash.

                                    EXHIBIT C

                       LESSOR'S BASE BUILDING IMPROVEMENTS

As part of the base building improvements to be part of the entire leased space, Lessor will:

      1. Install new HVAC systems for the entire fifth floor that will meet all codes for typical office use.

      2.    Replace all exterior windows on the floor.

      3.    Sandblast and clean all interior surfaces.

      4.    New passenger elevator ordered by lease commencement date.

      5. Installation of at least one new passenger elevator to the 5th floor within 12 months of the Commencement Date.

      6.    Construct new code compliant M/W bathrooms.

      7.    Provide 24-Hour repair service for the freight elevator.

      8. Fire sprinkler system distributed throughout the premises, code compliant per the space plan.

      9.    Window blinds in place.

      10.   All emergency/exit lighting per code.

      11. Typical office electrical use in office areas, additional voltage of 220 and 440 availability in Lab and Controlled environments.

      12. Electrical service to the unfinished space distributed to the Premises including main and sub panels.

      13. Main AC duct into unfinished space w/ AC chillers and equipment in place, HVAC boxes in place and grid ducted throughout and ready for distribution.

As part of the Lessee's building improvements included at Lessor's expense:

      1.    Interior Doors will be solid core

      2.    An allowance of $1/RSF for the finished space for ceiling treatments

      3.    An allowance for $18 Sq. yard for floor covering

      4.    An allowance of $2.50/RSF for lighting systems

As part of the base building improvements to be part of the common leased space, Lessor will

      1.    New hallway in building one.

      2.    New tile/carpet in public corridors.

      3.    Reseal/Restripe and relamp/relight parking lot

      4.    Reseal/Reshape to be completed on or before May 31, 2001.

                                    EXHIBIT D

                            COMMENCEMENT DATE LETTER

                                                  ________________________, 2001

[Name of Contact]
[Name of Tenant]
[Address of Tenant]

      RE:   [Name of Tenant]
            [Premises Rentable Area and Floor]
            [Address of Building]

Dear [Name of Contact]:

      Reference is made to that certain Lease, dated as of       , 2000, between
[Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the floor of the above-referenced building. In accordance with Section ____________ of the Addendum to Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on____________, and that the Term of the Lease shall expire on ____________.

      If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

                                        Very truly yours,

                                        [Landlord]

                                        By: __________________________________

                                        Name _________________________________

                                        Title: _______________________________

                                    EXHIBIT E

                     LESSOR'S IMPROVEMENT TO HERITAGE PLACE

Property improvements to be completed by the commencement of Year 4 are the following:

      1.    Replacement of all exterior windows in building 2.

      2.    Demolition of Building 4.

      3.    Repave designated Parking area

      4. Creation of additional parking areas in the rear of the building and where the current reservoir is located subject to all necessary permits and approvals. This provision is intended to increase total available spaces for Lessee's use from 78 to 129 (or as otherwise required pursuant to P 35 of the addendum attached hereto.)

                                    EXHIBIT F

                        LESSEE'S MATERIAL SUBSTANCE LIST

1.    CYCLOHEXANONE

2.    GLYCEROL

3.    BLEACH

4.    BOVINE BLOOD

5.    HUMAN BLOOD

6.    ALCHOHOL

                                    EXHIBIT G

                         LIST OF ENVIRONMENTAL ENGINEERS

                  NAME                              ADDRESS                    PHONE NUMBER
                  ----                     -----------------------       ------------------------
Bois Consulting                            Framingham, MA                508-788-9988

Clean Harbors Environmental Services Inc.  530 East 1st Street           617-269-5830
                                           Boston, MA 02127

ENSR                                       35 Nagog Park                 978-635-9500
                                           Acton, MA 01720

Haley & Aldrich                            465 Medford St. 2200          617-886-7491 direct line
                                           Charlestown, MA 02129         617-886-7400 main line

John Cox                                                                 978-772-5374

Laidlaw Environmental Services Inc.        221 Sutton Street             978-683-1002
                                           North Andover, MA 01845

Occuhealth                                 44 Wood Ave                   508-339-9119
                                           Mansfield, MA 02048

Tighe & Bond                               53 Southampton Rd. 3          413-562-1600
                                           Westfield, MA 01805

                 MODIFICATION TO STANDARD FORM COMMERCIAL LEASE

This Modification is entered into by and between Heritage Place, LLC ("LESSOR") and NxSTAGE Medical ("LESSEE") with respect to that Standard Form Commercial Lease dated October 17, 2000 ("LEASE') concerning the property located in Building Two, 439 South Union Street, Lawrence, MA 01843.

WHEREAS, the leased premises included 1,000 square feet of space in the basement of the building for the purpose of storage, ("Storage Space")

WHEREAS, the LESSEE has determined that it no longer requires the Storage Space and desires to surrender it, and to be released from and to terminate LESSEE's rights and obligations arising under the Lease for the Storage Space, including LESSEE's use and occupancy of the Storage Space, and

WHEREAS, in recognition thereof, Lessor is willing to accept LESSEE's surrender of the Storage Space, and the parties have agreed to modify and amend the LEASE, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1. The parties agree that the Commencement Date, as defined in P 47 of the Lease is February 26, 2001

2. The Term of the Lease for the Storage Space shall expire as of April 30, 2001 (The "Effective Date"). LESSEE shall vacate and surrender to LESSOR the Storage Space on or before the Effective Date.

3. Provided that LESSEE has timely complied with P 2 hereof, then the rent will be reduced at a fixed rate of $3000.00 per year or $250.00 monthly for the balance of the Lease Term for the remaining premises, effective with the rent payment due for May 2001. The new rent figures are amended as follows:

             COST/SF     MONTHLY RENT     ANNUAL RENT
           ----------    ------------     -----------
YEAR 1     $     9.75    $     34,978     $   420,238
YEAR 2     $    10.25    $     36,772     $   441,263
YEAR 3     $    10.75    $     38,566     $   462,788
YEAR 4     $    11.25    $     40,359     $   484,313
YEAR 5     $    11.75    $     42,153     $   505,838

      The Monthly rent figure for Year 1, $35,020.00 is applicable to May 2001 and the remainder of Year 1 only. The Annual rent figure for Year 1 reflects an additional $500 for rent paid for the Storage Space during March and April 2001.

4. The rent increases stipulated above will become effective on the respective anniversary of the Commencement Date of the term of the Lease set forth in P 1 above.

5. This Agreement contains the entire agreement by and between the parties with respect to the modification of LEASE and may not be amended, terminated or otherwise modified without the express written consent of all parties hereto.

6. All other terms and provisions as set forth in the LEASE are hereby ratified and reaffirmed.

7. This Modification is entered into this ____________ day of____________ , 2001.

LESSEE:                                        LESSOR:

/s/ Jeffrey H. Burbank                         /s/ Orit Goldstein
-----------------------                        ------------------------
Jeff Burbank, President                        Orit Goldstein, Member
NxSTAGE Medical                                Heritage Place, LLC

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